U.S. SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 6, 2009

COMMISSION FILE NUMBER: 000-21268

MineCore International, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

84-1023321
(I.R.S.EMPLOYER IDENTIFICATION NUMBER)

75 East Santa Clara, Suite 1388

San Jose, California, USA, 95113
TELEPHONE: 408-907-4229
FAX: 408-416-0899
(ADDRESS AND PHONE NUMBER OF PRINCIPAL OFFICES)

520 SE 5th Avenue, Suite 1508
Fort Lauderdale, Florida, 33301

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

ITEM 8.01 Other Events

On May 6, 2009, MineCore International, Inc. (MineCore) established new temporary principal offices which are located in San Jose, California. MineCore moved their principal offices in 2007 to San Jose, California from Fort Lauderdale, Florida to accommodate the principal officer and director, Jerry G. Mikolajczyk while he was seconded from MineCore/Platinum Works, Inc. for the Interim CFO role for the Santa Clara Valley Transportation Authority (VTA), where Mr. Mikolajczyk was the turnaround CFO for the $3.3 billion asset transportation authority for the Santa Clara County in California with a cash portfolio exceeding $1 billion. Mr. Mikolajczyk’s accomplishments at VTA earned him the San Jose/Silicon Valley 2008 CFO of the Year Award. During this timeframe, MineCore established its base in San Jose which included the recruitment of Director Kerr and Director Boehner, both residents of Santa Clara County in California. MineCore received revenue for the services that Mr. Mikolajczyk provided to VTA. MineCore is planning to establish its operations centre in the Santa Clara County in California upon funding for its Madagascar Sapphire Mining Project.

The Company has updated their website, www.minecore.com with the new principal offices address and any changes that may have occurred since the launch of the website in March 2008.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED HEREUNTO DULY AUTHORIZED.

May 6, 2009

MINECORE INTERNATIONAL, INC. BY: /S/ Jerry G. Mikolajczyk —————————————— Jerry G. Mikolajczyk Chief Operating Officer